UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2026, Autonomix Medical, Inc. (the “Company”) Board of Directors (the “Board”) increased the size of the Board from five to six members and appointed Sandra Kalter as an independent member of the Company’s Board, effective immediately.

From July 2005 to January 2025, Ms. Kalter served in various senior leadership positions, including most recently as Chief Regulatory Counsel and Vice-President from May 2011 to January 2025, overseeing legal strategy for global regulatory, quality, clinical, promotion and advertising and medical safety for Medtronic plc, a global medical device leader. Ms. Kalter has authored numerous publications in the field and won leadership and service awards both at Medtronic, Inc. and in the industry. Ms. Kalter served from November 2025 to April 2026 as a Strategic Advisor to iTolerance, a privately held premarket company in the Type 1 diabetes space. Ms. Kalter has served on various boards and committees, including AdvaMed from 2011 to 2025, where she served as a member of the Legal Committee through December 2025, Co-Chair of the Advertising and Promotion Working Group, and Co-Chair of the Off Label Working Group; Board member of the Food and Drug Law Institute from 2017 to 2020, and Breakthrough T1D (formerly JDRF) from 2016 to 2019. Ms. Kalter has a juris doctor from The National Law Center, George Washington University and a BSJ in Journalism from Northwestern University. We believe Ms. Kalter's extensive experience in the medical device industry provides her with the qualifications to serve as a director.

Upon Ms. Kalter’s appointment, she will participate in the Company’s standard compensation program for non-employee directors. Ms. Kalter has not been appointed to any committees of the Board at this time. There are no arrangements or understandings between Ms. Kalter and any other person pursuant to which Ms. Kalter was selected as a director. There are no family relationships between Ms. Kalter and any director or executive officer of the Company, and Ms. Kalter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press Release dated September 16, 2026
104	Cover page Interactive Data File (formatted as Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: September 16, 2026